Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY ANNOUNCES EAST TEXAS JV WELL COMPLETION

HOUSTON, TX (August 7, 2014) ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) today announced the completion of its East Texas JV McAdams Cattle Company 1H horizontal well (“McAdams 1H”) in Walker County, Texas. The well has achieved 24-hour peak production of approximately 1,786 boe/d (with NGLs) and 1,249 boe/d (without NGLs), which includes 459 b/d of 49 API oil, 4,740 mcf/d of natural gas, and 569 NGL b/d.

Over the first two weeks of continuous flow back, average production was approximately 1,087 boe/d (with NGLs) and 768 boe/d (without NGLs), consisting of about 300 b/d oil, 2,812 mcf/d of natural gas, and 337 NGL b/d. Natural gas production has been flowing to sales via pipeline since July 16, 2014.  NGL amounts are estimated based on 1,260 mmbtu gas analysis, and the preceding results reflect a current gas processing recovery ceiling of 120 barrels per mmcf/d.  The well’s production is from perforations along the lateral at 11,415-16,250 feet.  Over this period, water production has averaged approximately 2,269 barrels per day.

President and CEO Todd A. Brooks stated, “While the McAdams 1H continues to cleanup with only 13% of fracturing load water recovered over the first two weeks, the well has flowed strongly on a 38/64ths choke.  After two weeks it was flowing with strong reservoir and bottom hole pressure — about 1,350 psi flowing tubing pressure and 3,350 psi casing pressure. This well was completed in the highly fractured Buda carbonate reservoir system, which has decades of historical production from conventional vertical hole completions and open-hole horizontal wells.  Due to the nature of this reservoir, ZaZa also expects to see substantial load water recovery of 80% or higher.  While the McAdams 1H’s initial performance highlights the benefits of advanced drilling and multi-stage completion technologies, these results are very preliminary, and ZaZa remains cautious about making any early EUR projections based on the initial data.  We look forward to providing further updates as material developments occur in our JV.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, our former registered public accounting firm has expressed doubt about our ability to continue as a going concern; fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids; our substantial level of indebtedness; problems with our joint ventures or joint venture partners; our ability to raise necessary capital in the future; exploratory risks associated with new or emerging oil and gas formations; risks associated with

713-595-1900 (OFFICE)       •    713-595-1919 (FAX)   •    WWW.ZAZAENERGY.COM

drilling and operating wells; inaccuracies and limitations inherent in estimates of oil and gas reserves; our ability to replace oil and gas reserves and any other factors or risks listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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Source: ZaZa Energy Corporation

Paul F. Jansen, 713-595-1900

Chief Financial Officer

or

Jay Morakis, 212-266-0191
Investor Relations
jmorakis@mgroupsc.com